ALEXANDER & BALDWIN, INC.
                 ONE-YEAR PERFORMANCE IMPROVEMENT INCENTIVE PLAN


                                 AMENDMENT NO. 2
                                 ---------------



         The Alexander & Baldwin, Inc. One-Year Performance Improvement Incentive Plan, as restated effective October 22, 1992 (the "Plan"), is hereby amended, effective as of January 1, 2004, as follows:

         1. Section V.B.2. is hereby amended by replacing it in its entirety with the following:

                    "2. Aggregate. The aggregate award paid to all participants will be limited by minimum requirements for 'income before income taxes' and 'return on invested capital' for the Company, which will be established or approved by the Committee in advance for each Plan Year. If such limitations become effective, then the individual award of each participant will be proportionately reduced."

         2. Except as modified by this Amendment, all terms and provisions of the Plan shall continue in full force and effect.

         IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused this Amendment to be executed on its behalf by its duly authorized officers on this 25th day of February, 2004, but effective as of January 1, 2004, as above stated.


                                ALEXANDER & BALDWIN, INC.

                                By /s/ John F. Gasher
                                     Its Vice President

                                By /s/ Alyson J. Nakamura
                                     Its Secretary